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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



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                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported):     July 28, 1999
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                                  BLUEFLY, INC.
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             (Exact name of registrant as specified in its charter)



           NEW YORK                    333-22895                13-3612110
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)



   42 West 39th Street, New York, New York                           10018
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   (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code:            (212) 944-8000
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                                                                           N/A
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(Former name or former address, if changed since last report.)


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ITEM 5.        OTHER EVENTS.

               On July 28, 1999, Bluefly, Inc. (the "Company") announced that it had entered into an Investment Agreement with an investor group led by affiliates of Soros Private Equity Partners LLC (the "Investor Group"), pursuant to which the Investor Group will purchase 500,000 shares of newly-designated Series A Convertible Preferred Stock, $.01 par value, of the Company (the "Series A Preferred Stock") for an aggregate of $10 million. The Series A Preferred Stock to be issued to the Investor Group pursuant to the Investment Agreement is convertible into 952,381 shares of the Company's Common Stock, $.01 par value.

               The text of the press release relating to such investment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.


               Exhibit 99.1 - Press release dated July 28, 1999.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report be signed on its behalf by the undersigned hereunto duly authorized.


                                    BLUEFLY, INC.


Date: August 3, 1999              By:/s/ E. Kenneth Seiff
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                                         E. Kenneth Seiff
                                         Chairman of the Board, Chief Executive
                                           Officer and President